Exhibit 1.1

EXECUTION VERSION

$400,000,000

GENWORTH FINANCIAL, INC.

7.625% Senior Notes due 2021

UNDERWRITING AGREEMENT

March 22, 2011

March 22, 2011

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

As Representatives of the

several Underwriters listed

 in Schedule I hereto

Dear Sirs and Mesdames:

Genworth Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and to sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), U.S. $400,000,000 principal amount of 7.625% Senior Notes due 2021 (the “Notes”). The Notes will be issued pursuant to the Indenture (the “Base Indenture”), dated as of June 15, 2004, between the Company and The Bank of New York Trust Company, N.A., as succeeded by The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of June 15, 2004 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of September 19, 2005 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of June 12, 2007 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of May 22, 2008 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture dated as of December 8, 2009 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture dated as of June 24, 2010 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture dated as of November 22, 2010 (the “Seventh Supplemental Indenture”) and the Eighth Supplemental Indenture to be dated as of March 25, 2011 (the “Eighth Supplemental Indenture”) between the Company and the Trustee (collectively, the “Supplemental Indentures”). The Base Indenture, as so supplemented, is referred to herein as the “Indenture.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus,

on Form S–3 (File No. 333-161562), relating to securities, including the Notes, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Notes dated August 26, 2009 is hereinafter referred to as the “Base Prospectus.” For purposes of this Agreement, “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement dated March 22, 2011.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus, together with the free writing prospectuses, if any, each identified on Schedule II hereto (which shall not include any Electronic Road Show as defined in Section 1(b) hereof). As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), and the Company has not received notice from the Commission objecting to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the preliminary prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Notes in connection with the offering at or prior to the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission (each such road show, an “Electronic Road Show”), when considered together with the Time of Sale Prospectus, does not, and at the time of each sale of the Notes in connection with the offering at or prior to the Closing Date (as defined in Section 4), any such Electronic Road Show, when considered together with the Time of Sale Prospectus, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and Electronic Road Shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company set forth on Schedule III hereto (each, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly incorporated or formed, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus; for purposes of this Agreement, Schedule III hereto includes each subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) and that is in existence on the date hereof.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) (A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the

Eighth Supplemental Indenture and the Notes will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries (except to the extent such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of, or qualification with, any U.S. federal, state or local governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, except such as has been obtained and as may be required to be obtained by the Company under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

(h) The Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to, or affecting, creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Notes will conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act, and, when the Eighth Supplemental Indenture is executed and delivered by the Company (and assuming due authorization, execution and delivery of the Eighth Supplemental Indenture by the Trustee), the Indenture will constitute a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to, or affecting, creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Indenture will conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) Neither the Company nor any of its Designated Subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent such default would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k) There has not occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described therein and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(m) The preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to the Registration Statement.

(p) Subsequent to the date as of which information is given in the Time of Sale Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (other than any such purchases (A) to cover withholding tax obligations of the Company’s employees in connection with their exercise of outstanding equity awards under the Company’s existing employee incentive plans, and (B) purchases of Series A Preferred Stock that are immaterial in amount), or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described or otherwise contemplated in the Time of Sale Prospectus.

(q) The Company and its Designated Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its Designated Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the Time of Sale Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) The Company and its Designated Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its Designated Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent, except where such dispute would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) Each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary,” collectively the “Insurance Subsidiaries”) is licensed or authorized to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing or authorization, except for such jurisdictions in which the failure of the Insurance Subsidiary to be so licensed or authorized would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Time of Sale Prospectus, except where the failure to have such Authorizations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it could reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) Except as described in the Time of Sale Prospectus, (i) all ceded reinsurance and retrocessional treaties, contracts, agreements and arrangements (“Reinsurance Contracts”) to which the Company or any Insurance Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such Reinsurance Contracts to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any Insurance Subsidiary has received any notice from any other party to any Reinsurance Contract that such other party intends not to perform such Reinsurance Contract in any material respect, and the Company has no knowledge that any of the other parties to such Reinsurance Contracts will be unable to perform its obligations thereunder in any material respect, except where (A) the Company or the Insurance Subsidiary has established reserves in its financial statements which it deems adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Except as described in the Time of Sale Prospectus, the Company has no knowledge of any threatened or pending downgrading of the Company’s or any of its subsidiaries’ claims-paying ability rating or financial strength rating by A.M. Best Company, Inc., Standard & Poor’s Rating Group, Moody’s Investor Service, Inc., Fitch Ratings, Ltd. or any other “nationally recognized statistical rating organizations,” as such term is defined in Section 3(a)(62) under the Exchange Act, which currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any subsidiary.

(w) The Company and each of its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) The statements set forth in (i) the Time of Sale Prospectus under the captions “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Notes, and “United States Federal Income Tax Consequences,” (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) under the caption “Item 1. Business – Regulation,” and “Item 3. Legal Proceedings,” (iii) the Company’s Proxy Statement for the Company’s 2010 annual meeting of stockholders under the caption “Certain Relationships and Transactions” and (iv) the Registration Statement in Item 15, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters described therein.

(y) KPMG LLP, whose report is incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

Any certificate signed by any officer of the Company required to be delivered to the Representatives or their counsel at the Closing Date pursuant to Section 5 hereof shall be deemed to be a representation and warranty by the Company as to the matters covered thereby to each Underwriter.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company, at a purchase price (the “Purchase Price”) of 99.35% of the principal amount of the Notes, plus accrued interest, if any, from March 25, 2011 to the Closing Date (as defined in Section 4) in the respective principal amount of Notes set forth opposite the names of the Underwriters in Schedule I hereto.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after this Agreement has become effective as in the Underwriters’ judgment is advisable. The Company is further advised by the Representatives that the Notes are to be offered to the public initially at a price (the “Public Offering Price”) equal to 100% of the principal amount of the Notes, plus accrued interest, if any, and may be offered to certain dealers selected by the Underwriters at a price that represents a concession not in excess of 0.40% of the principal amount of the Notes. Any such dealers may resell any Notes purchased from the Underwriters to certain other brokers or dealers at a discount not to exceed 0.25% of the principal amount of the Notes. After the initial public offering of the Notes to the public, the Underwriters may change the Public Offering Price and concessions.

4. Payment and Delivery. The Company will deliver against payment of the Purchase Price the Notes in the form of permanent global securities (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Time of Sale Prospectus. Payment for the Notes shall be made by the Underwriters in immediately available funds by wire transfer to an account specified by the Company drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, at 9:00 A.M. (New York time) on March 25, 2011, or at such other time not later than seven full business days as the Representatives and the Company determine, such time being referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Notes. The Global Securities will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities or the Company’s financial strength or claims-paying ability by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act; and

(ii) there shall not have occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and letter of Weil, Gotshal & Manges LLP, outside U.S. counsel for the Company, dated the Closing Date, as set forth in Exhibits A-1 and A-2.

(d) The Underwriters shall have received on the Closing Date an opinion of Dewey & LeBoeuf LLP, special U.S. regulatory counsel for the Company, dated the Closing Date, as set forth in Exhibit B.

(e) The Underwriters shall have received on the Closing Date an opinion of Leon E. Roday, Esq., the Company’s General Counsel, dated the Closing Date, as set forth in Exhibit C.

(f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters shall request.

The opinions of Weil, Gotshal & Manges LLP, Dewey & LeBoeuf LLP and Leon E. Roday, Esq., described in Sections 5(c) - 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of Amy R. Corbin, the Company’s Vice President and Controller, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement or as promptly as practicable thereafter and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus prior to the completion of the distribution of the Notes by the Underwriters, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

(f) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives with the authorization to release this lock-up).

(j) To prepare a final term sheet relating to the offering of the Notes, containing only information that describes the final terms of the Notes or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Notes.

(k) To pay any required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, (iii) the cost of printing or the reasonable fees of counsel in producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by the rating agencies for the ratings of the Notes, (vi) the cost of printing certificates representing the Notes, (vii) the costs and charges of any indenture trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of any Electronic Road Show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. The Underwriters covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriters that otherwise would not be required to be filed by the Company thereunder but for the action of the Underwriters (other than, for the avoidance of doubt, the final term sheet prepared by the Company and filed with the Commission pursuant to Section 6(j)). The Underwriters acknowledge and agree that, except as may be set forth in Schedule II hereto, the Company has not authorized or approved any “issuer information” (as defined in Rule 433(h)) for use in any free writing prospectus prepared by or on behalf of the Underwriters.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Electronic Road Show or the Prospectus (if used within the period set forth in paragraph (f) of Section 6 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless the Company, the directors and officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to under such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Notes, (ii) if the indemnifying person is an Underwriter, in such proportion as is appropriate to reflect the relative fault of such Underwriter on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or (iii) if the allocation provided by clause 9(d)(i) or 9(d)(ii) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above or the relative fault referred to in clause 9(d)(ii) but also the relative fault (in cases covered by clause 9(d)(i)) or such relative benefits (in cases covered by clause 9(d)(ii)) of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective aggregate principal amount of Notes they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by federal or New York State authorities, or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Representatives, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Notes.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase on such date pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any one of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Nature of Underwriters’ Obligations. The Company acknowledges that in connection with the offering of the Notes: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

17. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.

18. Information. The Company hereby acknowledges that, for purposes of Sections 1(b) and 9(b) of this Agreement, the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are (i) the text set forth on the cover page of the Preliminary Prospectus Supplement and the Prospectus concerning the delivery of the Notes; (ii) the names and corresponding principal amounts of Notes set forth in the table of Underwriters under the caption “Underwriting” in the Prospectus; (iii) the fourth paragraph of text under the caption “Underwriting” in the Prospectus concerning the terms of the offering; and (iv) the eighth paragraph of text under the caption “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus concerning purchase and sale of Notes in the open market and other stabilizing transactions by the Underwriters.

Very truly yours,

GENWORTH FINANCIAL, INC.

By:	/s/ Patrick B. Kelleher
	Name:	Patrick B. Kelleher
	Title:	Executive Vice President – Genworth; Chief Financial Officer

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof

DEUTSCHE BANK SECURITIES INC.

GOLDMAN, SACHS & CO.

Acting on behalf of themselves and the several

Underwriters named in Schedule I hereto.

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Paul Puleo
Paul Puleo, Managing Director

By:	/s/ Anguel Zprianov
Anguel Zaprianov, Managing Director

By:	GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.

[Signature page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes To Be Purchased

Deutsche Bank Securities Inc.	$180,000,000

Goldman, Sachs & Co.	$180,000,000

Credit Suisse Securities (USA) LLC	$20,000,000

U.S. Bancorp Investments, Inc.	$20,000,000

Total:	$400,000,000

I-1

SCHEDULE II

Free Writing Prospectuses

1. Pricing Term Sheet (attached hereto as an Exhibit)

II-1

Genworth Financial, Inc.

$400,000,000

7.625% SENIOR NOTES DUE 2021

Issuer:	Genworth Financial, Inc.
Ratings/Outlook*:
Securities:	7.625% Senior Notes due 2021
Format:	SEC Registered
Trade Date:	March 22, 2011
Settlement Date:	March 25, 2011 (T+3)
Maturity Date:	September 24, 2021
Principal Amount:	$400,000,000
Price to Public:	100.0%
Underwriting Discount:	0.650%
Net Proceeds to Issuer:	$397,400,000
Spread to Treasury Benchmark:	429.7 basis points
Treasury Benchmark:	3.625% due February 2021
Treasury Yield:	3.328%
Coupon:	7.625%
Yield to Maturity:	7.625%
Interest Payment Dates:	Semi-annually on March 24 and September 24 of each year, commencing on September 24, 2011
Optional Redemption:	Make-whole redemption at the discount rate of U.S. Treasuries + 50 basis points
Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Day Count Convention:	30/360
Payment Business Days:	New York
CUSIP; ISIN:	37247DAP1; US37247DAP15
Book-Running Managers:	Deutsche Bank Securities Inc., Goldman, Sachs & Co.
Co-Managers:	Credit Suisse Securities (USA) LLC, U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each credit rating should be evaluated independently of any other credit rating.

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Book-Running Managers will arrange to send you the prospectus if you request it by contacting Deutsche Bank Securities Inc. at 1-800-503-4611 and Goldman, Sachs & Co. at 1-866-471-2526.

II-2

SCHEDULE III

LIST OF DESIGNATED SUBSIDIARIES

Designated Subsidiaries	Jurisdiction of Incorporation

Brookfield Life Assurance Company Limited	(Bermuda)

Centurion Capital Group Inc.	(Arizona)

Consolidated Insurance Group Limited	(United Kingdom)

Continental Life Insurance Company of Brentwood, Tennessee	(Tennessee)

European Group Financing Company Limited	(Cayman Islands)

Financial Assurance Company Limited	(United Kingdom)

Financial Insurance Company Limited	(United Kingdom)

Financial Insurance Guernsey PCC Limited	(Guernsey)

Genworth Canada Holdings I Limited	(Canada)

Genworth European Group Financing Holdings Company	(Delaware)

Genworth Financial Australia Holdings, LLC	(Delaware)

Genworth Financial European Group Holdings Limited	(United Kingdom)

Genworth Financial International Holdings, Inc.	(Delaware)

Genworth Financial Mortgage Insurance Limited	(United Kingdom)

Genworth Financial Mortgage Insurance Company Canada	(Canada)

Genworth Financial Mortgage Insurance Finance Pty Ltd.	(Australia)

Genworth Financial Mortgage Insurance Holdings Pty Ltd.	(Australia)

Genworth Financial Mortgage Insurance Pty Limited	(Australia)

Genworth Financial New Holdings Pty Ltd.	(Australia)

Genworth Financial Trust Company	(Arizona)

Genworth Financial UK Holdings Limited	(United Kingdom)

Genworth Financial Wealth Management, Inc.	(California)

Genworth Life and Annuity Insurance Company	(Virginia)

Genworth Life Insurance Company	(Delaware)

Genworth Life Insurance Company of New York	(New York)

Genworth MI Canada Inc.	(Canada)

III-1

Designated Subsidiaries	Jurisdiction of Incorporation

Genworth Mortgage Holdings, LLC	(North Carolina)

Genworth Mortgage Insurance Corporation	(North Carolina)

Genworth Mortgage Insurance Corporation of North Carolina	(North Carolina)

Genworth North America Corporation	(Washington)

Genworth Residential Mortgage Insurance Corporation of North Carolina	(North Carolina)

River Lake Insurance Company	(South Carolina)

River Lake Insurance Company II	(South Carolina)

River Lake Insurance Company III	(South Carolina)

Rivermont Life Insurance Company I	(South Carolina)

III-2

EXHIBIT A-1

FORM OF U.S. COMPANY COUNSEL OPINION

1. The Company has been duly incorporated, is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Time of Sale Prospectus.

2. Each of Genworth Financial International Holdings, Inc. and Genworth Life Insurance Company (each, a “Subsidiary”) is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3. All the outstanding shares of capital stock of each Subsidiary are owned of record by the Company or one of its subsidiaries. To our knowledge, such shares are also owned beneficially by the Company or one of its subsidiaries and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances.

4. The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and the Notes and to perform its obligations thereunder. The execution, delivery and performance of the Underwriting Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.

5. The execution and delivery by the Company of the Underwriting Agreement, the Eighth Supplemental Indenture and the Notes and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or any federal law or regulation (other than federal and state securities or Blue Sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its subsidiaries of which we are aware.

6. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Base Indenture and the Eighth

A-1-1

Supplemental Indenture have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, the Base Indenture, together with the Eighth Supplemental Indenture, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

7. The Notes have been duly authorized, executed and delivered by the Company and, assuming due authentication by the Trustee in accordance with the provisions of the Base Indenture and the Eighth Supplemental Indenture, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, and will be entitled to the benefits of the Indenture.

8. No consent, approval, waiver, license or authorization or other action by or filing with any federal, New York or Delaware corporate governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the Eighth Supplemental Indenture and the Notes and the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph, and those already obtained or made.

9. The statements set forth in (A) the Time of Sale Prospectus and the Prospectus under the caption “Description of the Notes” and (B) the Registration Statement in response to the requirements of Item 15 of Form S-3, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects. The statements set forth in

A-1-2

the Time of Sale Prospectus and the Prospectus under the caption “United States Federal Income Tax Consequences,” insofar as such statements constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Benefit Plan Investor Considerations,” insofar as such statements constitute summaries of matters of U.S. law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

10. To our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

11. The Registration Statement has become effective under the Securities Act of 1933, as amended, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

A-1-3

EXHIBIT A-2

FORM OF U.S. COMPANY COUNSEL LETTER

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents or in the documents incorporated by reference therein (the “Incorporated Documents”). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial or accounting data contained or incorporated by reference in the Offering Documents.

We have reviewed the Offering Documents (including the Incorporated Documents) and we have participated in conferences with representatives of the Company, its independent public accountants, its special insurance regulatory counsel, you and your counsel, at which conferences the contents of the Offering Documents, the Incorporated Documents and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statement (including the Incorporated Documents), as of its most recent effective date (which for purposes of this letter is understood to be the date of the Underwriting Agreement), and the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Notes, to the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement (including the Incorporated Documents), as of its most recent effective date (which for purposes of this letter is understood to be the date of the Underwriting Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus (including the Incorporated Documents), as of 4:45 PM on March 22, 2011, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or

A-2-1

omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A-2-2

EXHIBIT B

FORM OF U.S. COMPANY REGULATORY COUNSEL OPINION

1. Each subsidiary listed in Schedule I hereto (an “Insurance Subsidiary”) has the necessary permits, licenses and authorizations under the insurance laws and regulations of the jurisdiction set forth opposite such Insurance Subsidiary’s name on Schedule I hereto to conduct the lines of insurance business set forth opposite such Insurance Subsidiary’s name on Schedule I hereto, except where the failure to have such permits, licenses or authorizations would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

2. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940; and

3. The statements set forth in the Form 10-K under the captions “Item 1. Business—Regulation” and “Item 1A. Risk Factors—Risks Relating to Our U.S. Mortgage Insurance Segment,” and “Item IA. Risk Factors—The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act will subject us to additional federal regulation, and we cannot predict the effect of such regulation on our business, results of operations, cash flows or financial condition,” insofar as such statements purport to describe provisions of documents referred to therein, the Federal laws of the United States of America, the laws of the State of New York or the insurance laws and regulations of Delaware, New York, North Carolina, South Carolina, Vermont, and Virginia, fairly summarize such provisions or such laws and regulations in all material respects.

SCHEDULE I to Exhibit B

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
1.	Genworth Financial Assurance Corporation	North Carolina	Credit Insurance; subject to the following limitations: Restricted, no new business

2.	Genworth Home Equity Insurance Corporation	North Carolina	Credit Insurance; subject to the following limitations: Restricted, no new business

3.	Genworth Life and Annuity Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness

4.	Genworth Life Insurance Company	Delaware	Life, including annuities, Variable Annuities and Health

5.	Genworth Life Insurance Company of New York	New York	Life, Annuities and Accident and Health Insurance

6.	Genworth Mortgage Insurance Corporation	North Carolina	Mortgage Guaranty

7.	Genworth Mortgage Insurance Corporation of North Carolina	North Carolina	Mortgage Guaranty

8.	Genworth Mortgage Reinsurance Corporation	North Carolina	Mortgage Guaranty

9.	Genworth Residential Mortgage Assurance Corporation	North Carolina	Mortgage Guaranty

10.	Genworth Residential Mortgage Insurance Corporation of North Carolina	North Carolina	Mortgage Guaranty

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
11.	Jamestown Life Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness

12.	River Lake Insurance Company	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

13.	River Lake Insurance Company II	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

14.	River Lake Insurance Company III	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

15.	River Lake Insurance Company VI	Delaware	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

16.	River Lake Insurance Company VII	Vermont	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

17.	River Lake Insurance Company VIII	Vermont	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

18.	Rivermont Life Insurance Company I	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

EXHIBIT C

FORM OF COMPANY GENERAL COUNSEL OPINION

1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. Each subsidiary listed in Schedule 1 thereto (each a “Designated Subsidiary,” collectively the “Designated Subsidiaries”) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3. All of the issued shares of capital stock of the Company and each Designated Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the shares of capital stock of each Designated Subsidiary owned, directly or indirectly, by the Company are owned free and clear of all liens, encumbrances, equities or claims.

4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or, any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

C-1

5. Each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary,” collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

6. The statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under the caption “Item 3. Legal Proceedings,” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, as of the date such report was filed with the Securities and Exchange Commission and as of the date hereof, fairly presented or present the information called for with respect to such legal matters, documents and proceedings and fairly summarized or summarize the matters referred to therein in all material respects.

C-2